                                CUSTODY AGREEMENT

     This is a CUSTODY AGREEMENT (this "Agreement") made and effective as of November 25, 1997 by and among FIRST TRUST NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States ("Custodian"), BRAVO Trust Series 1997-1, a trust organized as a business trust under the laws of the State of Delaware (the "Trust"), INTEGRITY LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Ohio, as an entity and for the benefit of the Account referred to below ("Customer" and "Integrity"), and BAYERISCHE LANDESBANK GIROZENTRALE, acting through its New York Branch and in its capacity as Trust's Agent for the Trust (the "Trust's Agent"). This Agreement is for the benefit of the Trust and will be administered accordingly.

     In consideration of the premises, undertaking and covenants herein, the parties agree as follows:

1. APPOINTMENT AND ACCEPTANCE; DEFINITIONS; SECTION REFERENCES.

1.1. Appointment and Acceptance. Customer and the Trust hereby appoint Custodian as their agent to provide custody and other services in connection with securities, cash and other property delivered from time to time to Custodian hereunder by, or at the direction of, Customer, and income, distributions and payments received by Custodian with respect thereto (collectively "Assets"); Custodian hereby agrees to act in such capacity, and perform such services, and hold the Assets in a custody account established in the name of Customer for the benefit of the Trust (the "Account"), upon the terms and conditions set forth below. The Assets to be held in the Account will be deposited in connection with that certain Integrity Life Insurance Company Separate Account Group Annuity Contract (Contract #IFA00141ST) issued to the Trust, which Group Annuity Contract has an initial maturity date of October 15, 2002 (the "Funding Agreement"). The Account shall be divided into two segregated sub-accounts, consisting of (a) the Main Custodial Account and (b) the Supporting Custodial Account (both as defined below). For purposes of this Agreement, all references contained herein to actions, instructions and responsibilities (other than the obligations set forth in Sections 12 and 14) of Customer shall include, apply to and be binding upon Customer's agents, including any investment manager or advisor, appointed and authorized by Customer to direct Custodian or otherwise take actions on behalf of Customer in connection with Custodian's services and responsibilities hereunder. Customer shall provide written notice to Custodian of the identity of all such appointed agents and the scope of their authority to act hereunder. Customer shall be responsible for providing to each such agent a copy of this Agreement and all written policies and procedures of Custodian governing its performance of services hereunder that Customer shall receive from time to time. Notwithstanding the foregoing, Customer shall not terminate any investment sub-advisor hired by it to help manage the Assets without providing the Trust and the Rating Agencies with at least 180 days' prior written notice of such intended termination.

1.2. Definitions. "BUSINESS DAY" means any calendar day that is not (a) a Saturday, (b) a Sunday, (c) a federally-declared national bank holiday, (d) a federally-declared national holiday, or (e) an official holiday declared by and recognized in either The Commonwealth of Kentucky or the State of Minnesota.

"COMBINED ASSETS" means the Assets in the Main Custodial Account and the Assets in the Supporting Custodial Account.

"DEPOSIT FUND" means the liability account established by Customer on its books and records in accordance with Section 2 of the Funding Agreement for the purpose of providing payments pursuant to Sections 4 and 6 thereof.

"EARLY CERTIFICATE MATURITY EVENT" has the meaning set forth in
Section 2.7(a)(ii).

"EARLY FUNDING AGREEMENT TERMINATION EVENT" has the meaning set forth in Section 2.7(a)(iii).

"ELIGIBLE INVESTMENTS" means one or more of the following:

     (a) obligations of, or guaranteed as to both full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States; PROVIDED that such obligations shall not have the "r" symbol attached to such rating by Standard & Poor's;

     (b) federal funds, certificates of deposit, time deposits and bankers' acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; PROVIDED that the short-term obligations of such depository institution or trust company shall be (i) rated at least A-1+/P-1 by Standard & Poor's and Moody's, respectively (and shall not have the "r" symbol attached to such rating by Standard & Poor's), and (ii) if Fitch is a Rating Agency hereunder, rated at least F-l (for investments having an original maturity of 30 days or less) or F-l+ (for investments having an original maturity of more than 30 days) by Fitch;

     (c) commercial paper (having original maturities of not more than 180 days) of any corporation incorporated under the laws of the United States or any state thereof; PROVIDED that such commercial paper shall be (i) rated at least A-1+/P-1 by Standard & Poor's and Moody's, respectively (and shall not have the "r" symbol attached to such rating by Standard & Poor's), and (ii) if Fitch is a Rating Agency hereunder, rated at least F-l (for investments having an original maturity of 30 days or less) or F-l+ (for investments having an original maturity of more than 30 days) by Fitch; and

     (d) money market funds rated at least "AAA"/"Aaa" by Standard & Poor's and Moody's, respectively;

PROVIDED, HOWEVER, that no instrument shall be an Eligible Investment if such instrument (i) is issued by a real estate investment trust, (ii) evidences a right to receive only interest or principal payments with respect to the obligations underlying such instrument, (iii) is a collateralized mortgage obligation or a similar derivative security which does not have a fixed amount of principal or which is not outstanding for a fixed term, (iv) does not bear interest at a fixed rate or at a floating rate based on LIBOR, the federal funds rate, a prime or base rate, a treasury bill rate, a commercial paper rate or, with prior notice to the Rating Agencies, any other rate or index or (v) has a maturity date after the next Scheduled Income Payment Date or the Principal Payment Date, as such terms are defined in the Trust Agreement; and PROVIDED FURTHER, HOWEVER, that no overnight instrument shall be an Eligible Investment unless it is an investment in overnight federal funds.

"FITCH" means Fitch Investors Service, L.P.

"FORCE MAJEURE EVENT" means any cause or condition beyond the control of a party to this Agreement which wholly or partially prevents the performance of such party's obligations hereunder, including a general strike, a war (declared or not), a revolution or a natural disaster such as a fire, storm, flood or earthquake.

"FUNDING AGREEMENT" has the meaning set forth in Section 1.1.

"INVESTMENT GUIDELINES" means the guidelines agreed upon by Integrity and the Liquidity Provider (subject to any then-applicable Rating Agency parameters necessary to maintain with respect to the Senior Securities the highest ratings then granted to short-term securities by such Agency) which govern the asset classes and amounts in which the Assets supporting the Deposit Fund and any accumulations thereon may be invested, which guidelines (and all amendments thereto) shall be attached hereto as Exhibit A and are hereby incorporated herein by reference.


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

"LIQUIDITY AGREEMENT" means the Standby Trust Certificate Purchase Agreement dated as of the date hereof among the Trust, the Liquidity Provider, and Integrity.

"LIQUIDITY PROVIDER" means Bayerische Landesbank Girozentrale, New York Branch and any subsequent providers of liquidity to the Senior Securities program.

"MAIN CUSTODIAL ACCOUNT" means that certain segregated custodial sub-account to the Account maintained with Custodian pursuant to the terms of this Agreement which, in combination with the Supporting Custodial Account, contains the assets supporting the Deposit Fund.

"MARGIN DEFICIT" has the meaning set forth in Section
2.7(a)(ii)(B).

"MARKET AGENT" means the Market Agent under the Market Agent Agreement between the Trust and Bayerische Landesbank Girozentrale, New York Branch.

"MOODY'S" means Moody's Investors Service, Inc.

"PRIME-1 RATED BANK" means a bank the short-term debt of which is given the highest ratings then granted to short-term securities by the Rating Agencies.

"RATING AGENCIES" means Standard & Poors and Moody's.

"REMARKETING AGENT" means Lehman Brothers Inc. or any other entity or entities chosen from time to time by the Liquidity Provider as provided in Section 8.01 of the Funding Agreement to remarket the Senior Securities subsequent to their original placement.

"SENIOR SECURITIES" means the Class A Trust Certificates issued by the Trust (as defined below).

"SEPARATE ACCOUNT" means Separate Account IV established by Integrity pursuant to the provisions of Section 3907.15 of the Ohio Revised Code as to which Integrity will allocate the assets which, in combination with the assets allocated by Integrity to the Supporting Separate Account, support Integrity's payment obligations under the Funding Agreement.

"STANDARD & POOR'S" means Standard & Poor's Ratings Services.

"SUPPORTING CUSTODIAL ACCOUNT" means that certain segregated custodial sub-account maintained with Custodian pursuant to the terms of this Agreement which holds any amounts contributed to such account in support of Integrity's payment obligations under the Funding Agreement which are additional to any amounts held in the Main Custodial Account.

"SUPPORTING SEPARATE ACCOUNT" means Separate Account V established by Integrity pursuant to the provisions of Section 3907.15 of the Ohio Revised Code to support Integrity's payment obligations under the Funding Agreement, which separate account shall be additional to, and established in support of, the Separate Account.

"TRUST" means the BRAVO Trust Series 1997-1.

"TRUST AGREEMENT" means the Declaration of Trust and Trust Agreement by and among the Trustee and the Owners of the Trust's Certificates, dated as of November 25, 1997.

"TRUST CERTIFICATE PROCEEDS" means the $500 million received by Customer from the Trust to purchase the Funding Agreement, which money constitutes the proceeds received by the Trust from the sale of the Senior Securities and the Trust's Class B Trust Certificates.

"TRUSTEE" means The Bank of New York, as Trustee of the BRAVO Trust
Series 1997-1.

"UNSUCCESSFUL REMARKETING" means any remarketing of the Senior Securities as to which the Remarketing Agent is unable to remarket to third parties (that is, parties other than the Liquidity Provider) at least 90% of such securities.

"WEEKLY VALUATION" means the valuation of the assets held in the Main Custodial Account and the Supporting Custodial Account which is to be performed by Custodian pursuant to this Agreement on a weekly basis and to be provided to Integrity, the Trust, the Rating Agencies and the Liquidity Provider on the last Business Day of each week during the term of this Agreement.

Capitalized terms not defined above shall have the meanings ascribed thereto in the Trust Agreement.

1.3. Section References. Except as otherwise indicated herein, all section references herein refer to sections hereof.

2. ASSET DELIVERY, TRANSFER, CUSTODY AND SAFEKEEPING.

2.1. Except as provided otherwise herein, Customer will from time to time deliver (or cause to be delivered) Assets to Custodian, which Assets Custodian shall receive and accept for the Account upon appropriate instructions from the Customer. All transactions involving Assets shall be recorded in the Account. The Initial Contribution allocated to the Separate Account pursuant to Section
5.01 of the Funding Agreement and any Assets acquired with the Initial Contribution or any proceeds therefrom shall be deposited in the Main Custodial Account and shall be held separately from, and not commingled with, Assets in the Supporting Custodial Account. The amount allocated to the Supporting Separate Account pursuant to Section 5.01 of the Funding Agreement and any Assets acquired with this amount, any proceeds therefrom or any transfers thereto pursuant to Section 5.02 of the Funding Agreement shall be deposited in the Supporting Custodial Account and shall be held separately from, and not commingled with, Assets in the Main Custodial Account. Assets may not be invested in securities issued by Customer or any affiliate of Customer. Assets acquired from Customer or any affiliate of Customer shall be subject to Section
4.05 of the Funding Agreement. As a condition to any transfer to the Supporting Custodial Account to be made pursuant to Section 5.02 of the Funding Agreement, Customer shall provide to Custodian a transfer certificate complying with the requirements of Section 4.05 of the Funding Agreement.

2.2. Upon receipt of appropriate instructions (as described in Section 11), Custodian shall release Assets to Customer, Customer's Depository (as that term is defined in Section 3.3) account or accounts, the Trust, or otherwise deliver Assets to such location or third party, as such instructions may indicate, provided that, in connection therewith, it is the sole responsibility of Customer or the Trust, as the case may be, to provide any transfer documentation as may be required by Customer's or Trust's (as the case may be) Depository or third party recipient. Anything in the preceding sentence to the contrary notwithstanding, under no circumstances shall Custodian release, assign, hypothecate, pledge or otherwise dispose of any Assets, except as provided in Sections 2.7, 2.8, and 2.9.

2.3. Custodian shall furnish Customer, the Liquidity Provider and the Rating Agencies, as part of the services for which Custodian charges its basic fee hereunder, with monthly Account statements reflecting all Asset transactions in the Account during the reporting month and month-end Asset holdings.

2.4. Custodian shall forward to Customer all information Custodian receives with respect to any of the Assets concerning redemption rights that are exercisable at Customer's option, tender or exchange offers, class action lawsuits and other special matters, shall follow Customer's written instructions with respect thereto as consistent with Custodian's governing policies and procedures and, in the absence of such instructions, shall take no action. Unless otherwise instructed in writing by Customer, Custodian shall forward to Customer all proxy material Custodian receives with respect to securities included among the Assets. Proxies so forwarded shall be executed by the registered holder of the securities, if registered in the name of Custodian or its nominee, but without indicating the manner in which such proxies are to be voted.

2.5. Absent specific investment instructions to the contrary from Customer, Custodian shall place all uninvested cash and all uninvested checks and drafts (when collected funds are received) received from, as proceeds of or with respect to, Assets in the Main Custodial Account or the Supporting Account in investments described in clause (d) of the definition of "Eligible Investments". Eligible Investments acquired with funds received from or with respect to Assets in the Supporting Custodial Account shall be held separately from, and not commingled with, Eligible Investments acquired with funds received from or with respect to Assets in the Main Custodial Account. Such uninvested deposit amounts shall also include, but not by way of limitation, cash amounts received into the Account or pending distribution from the Account. Anything in this Agreement to the contrary notwithstanding, any liquidation of assets in the form of investments described in such clause (d) shall begin at least one Business Day prior to the relevant Distribution Date.

2.6. Customer hereby authorizes Custodian's performance of its services and duties hereunder consistent with the terms and conditions of the Custodian's duly adopted policies and procedures, as established and modified from time to time, related to the subject matter hereof, provided that, to the extent that there is any inconsistency between a provision of this Agreement and a provision of such policies and provisions, the former provision shall prevail.

2.7. Permitted Transfers. (a) Except as provided otherwise herein, Custodian shall transfer assets out of the Account only under the following circumstances:

     (i) Subject to the provisions of Section 2.7(b) (i), to the Trust in an amount equal to the then-existing amount of the Deposit Fund upon the final maturity of the Funding Agreement, no later than such final maturity;

     (ii) In consultation with the Trust's Agent, to the Trust in an amount equal to the then-existing amount of the Deposit Fund upon the occurrence of any of the following (each such event, an "Early Certificate Maturity Event"):

          (A) If any material violation of the Investment Guidelines remains uncured for 14 Business Days following Custodian's determination that a violation of such Investment Guidelines has occurred (which determination shall be based on the reports provided under Section 10.3 (b)) and its written notice to Integrity, the Trust and the Rating Agencies thereof; or if Integrity fails to provide on a timely basis any of the reports required by Section 10.3(b);

          (B) If the total market value of the Combined Assets (based upon the then-applicable Weekly Valuation) falls below 102% of the then-applicable value of the Deposit Fund by more than $1,000,000 as of any Weekly Valuation (a "Margin Deficit") and Integrity does not transfer sufficient assets from its general account to the Supporting Custodial Account to cure such shortfall within one Business Day (I.E., prior to Custodian's close of business on the next Business Day) after receiving written notification from Custodian regarding the occurrence of the Margin Deficit, provided that, if, under any such circumstances and in spite of Integrity's good-faith efforts, it is unable to transfer any such assets from its general account to the Supporting Custodial Account within such one-Business Day period due to a Force Majeure Event, Integrity's obligation to make such asset transfer, and any withdrawal rights or transfer obligations which the Trust and Custodian may have under this Agreement (collectively, the "Parties' Respective Rights and Duties"), shall be suspended until the shorter of such time as the Force Majeure Event ceases to exist or one week has elapsed since the occurrence of such Force Majeure Event; or if Integrity fails to provide on a timely basis the reports required by Sections 10.3(b) and 10.4;

          (C) If Integrity becomes subject to (1) seizure or receivership by its domiciliary state insurance department or (2) rehabilitation or liquidation proceedings or (3) conservatorship or similar proceedings; or

          (D) If Integrity fails to pay any principal or interest owed by it under the Funding Agreement, by 3:00 P.M. ET on the Business Day following receipt by Integrity of notice from the Trust of such failure.

     (iii) To the Trust in an amount equal to the then-existing amount of the Deposit Fund upon the occurrence of any of the following (each such event, an "Early Funding Agreement Termination Event"):

          (A) If, at any time following the initial issuance of Senior Securities, the Liquidity Provider has owned, for at least 360 consecutive days, more than $45 million of Senior Securities as the result of Unsuccessful Remarketings and has given at least 90 days' notice, on or after the 270th such day, to Custodian, Customer, and the Rating Agencies of Liquidity Provider's desire to terminate its obligations under the Liquidity Agreement;

          (B) If, at any time within 30 days of the initial or any subsequent maturity date of the Senior Securities, (1) there is not or on such maturity date there will not be a Liquidity Provider in place due to (x) the insolvency of the then-existing Liquidity Provider, or (y) the resignation (including, without limitation, any failure by the Liquidity Provider to honor its obligations under the Liquidity Agreement) or termination of the then-existing Liquidity Provider (other than under the circumstances contemplated by clause (A) of this Section 2.7(a)(iii)) without the replacement thereof within a reasonable period of time, but in no event beyond the next Interest Payment Date (as defined in the Funding Agreement) by a Prime-l- Rated Bank or (2) the Market Agent has not selected an extended maturity date on which the principal amount of all outstanding Senior Securities will be due and payable;

          (C) If, following a change of control of Integrity or an assignment by Integrity of any of its obligations under the Funding Agreement or an amendment to the Funding Agreement required by applicable state insurance regulatory authorities, one or both of the Rating Agencies lowers or withdraws its then-current rating of the Senior Securities; or

          (D) If Custodian gives notice of resignation or is notified of its termination as Custodian and the Customer and the Trust are not able to agree upon a successor within 120 days after such notice of resignation or termination is given.

     (iv) Subject to the provisions of Section 2.7(b) (iv), to the Trust in an amount equal to the periodic interest payments due on the amount of the Deposit Fund;

     (v) To Integrity, upon the written request of Integrity accompanied by a certificate of Integrity stating that the requirements of this section have been met, within one Business Day after its receipt of the Weekly Valuation from Custodian to the extent that the market value of the Combined Assets exceeds 102% of the then applicable value of the Deposit Fund by more than $1,000,000 as of any Weekly Valuation (which amount(s) shall be withdrawn first from the Supporting Custodial Account and, when no Assets remain in such account, then from the Main Custodial Account), to the extent permitted by Section 3907.15(B) of the Ohio Revised Code, provided that no such withdrawal from the Supporting Custodial Account shall result in the market value of the Combined Assets falling below 102% of the then-applicable value of the Deposit Fund and no such withdrawal from the Main Custodial Account shall result in either the market value or the book value (as determined in accordance with accounting principles utilized by Integrity that are consistent with those required, or permitted, as the case may be, by the insurance commissioner of Integrity's then-current domiciliary state) of the assets in the Main Custodial Account falling below 102% of the then-applicable value of the Deposit Fund; and

     (vi) To Integrity to the extent that any assets remain in the Account after full payment to the Trust of the amount of the Deposit Fund.

     (b) Liquidation of sufficient assets in the Account to permit the transfers referred to herein shall occur as follows:

           (i) With respect to amounts necessary to make transfers pursuant to
Section 2.7(a) (i), Customer shall direct the Custodian to start, beginning no later than 30 Business Days prior to the final maturity referred to therein, to liquidate the Combined Assets in an amount sufficient to pay the Deposit Fund in cash. To the extent that by the fifth Business Day prior to such maturity date Customer has not arranged sales transactions for the purpose of such liquidation, Custodian shall, instead, carry out such liquidation. Any such liquidation shall be conducted so as to comply with the requirements set forth in Section 2.7(e).

           (ii) With respect to amounts necessary to make transfers pursuant to
Section 2.7(a)(ii), the provisions of Section 2.8 (a) shall be followed.

           (iii) With respect to amounts necessary to make transfers pursuant to
Section 2.7(a)(iii), the provisions of Section 2.8(b) shall be followed.

           (iv) (A) With respect to amounts necessary to make transfers pursuant to Section 2.7(a)(iv), to the extent that such amounts correspond to the Scheduled Income Amount in respect of the Senior Securities, as certified to Custodian by the Trust's Agent,

Custodian shall pay such amounts to the Trust from cash held in, or proceeds of the liquidation of Assets in, the Main Custodial Account. Custodian shall indicate to the Trust the source of such payment and that such payment relates to the Senior Securities.

               (B) With respect to amounts necessary to make transfers pursuant to Section 2.7(a) (iv), to the extent that such amounts correspond to the Scheduled Income Amount in respect of the Class B Trust Certificates, as certified to the Custodian by the Trust's Agent, Custodian shall pay such amounts to the Trust (separately from amounts payable in respect of the Senior Securities) from cash held in, or proceeds of the liquidation of Assets in, the Main Custodial Account to the extent that, immediately following such payment, neither the market value nor the book value of the assets in the Main Custodial Account would fall below the value of the Deposit Fund, and then from cash held in, or the proceeds of the liquidation of Assets in, the Supporting Custodial Account. Custodian shall indicate to the Trust the source of such payment and that such payment relates to the Class B Trust Certificates.

           (v) With respect to amounts necessary to make transfers pursuant to any other provision of Section 2.7(a), Customer shall direct Custodian to liquidate the appropriate amount in the Account.

     (c) Should the Trust so elect, payments from the Account may be in the form of an annuity as described in Section 7 of the Funding Agreement.

     (d) Integrity or the Trust shall have the right, acting in good faith, to object to any price (or lack thereof) assigned to any of the Assets by Custodian on any Weekly Valuation within one Business Day following receipt thereof by notifying Custodian in writing of such objection, in which case Custodian shall obtain bids from two independent dealers who make a market in such security(ies) and use as the valuation of the questioned Assets the average of such bids. In addition, Integrity or the Trustee shall have the right, acting in good faith, to notify Custodian of any clerical errors in any Weekly Valuation, as to which the Custodian shall promptly correct and reissue the Weekly Valuation. Under such circumstances, the Parties' Respective Rights and Duties shall be suspended until such time as such bids have been obtained or clerical errors have been corrected, provided that the maximum suspension of the Parties' Respective Rights and Duties shall not exceed three Business Days following receipt of any Weekly Valuation.

     (e) Any payments to be made by the Trust to holders of Senior Securities shall come from the liquidation of Assets in the Main Custodial Account. Custodian shall assist the Trust in accomplishing this requirement by never commingling any proceeds from the liquidation of Assets in the Main Custodial Account with proceeds from the liquidation of Assets in the Supporting Custodial Account, making payments to the Trust that consist only of the former proceeds or the latter proceeds, as the case may be, and indicating to the Trust the source of any payment made to the Trust.

2.8. Transfer of Assets Upon Occurrence of an Early Certificate Maturity Event or an Early Funding Agreement Termination Event.

     (a) Upon the occurrence of an Early Certificate Maturity Event, the Custodian shall not permit any transfer of the Combined Assets (including any withdrawals thereof by Integrity) except to liquidate the Combined Assets as follows: if the Early Certificate Maturity Event occurs as a result of an event described in Section 2.7(a) (ii) (C), to the extent that the Custodian is not prevented or stayed from doing so by reason of the order or action of any court or regulator having authority over Integrity, the Custodian shall liquidate the Combined Assets in an amount sufficient to pay the value of the Deposit Fund to the Trust in cash as soon as possible (provided that such liquidation shall be performed in a manner designed to maximize the amount of the Combined Assets to the extent reasonably practicable). If the Early Certificate Maturity Event occurs as a result of the occurrence of any other event described in Section 2.7(a)(ii), the Custodian shall liquidate the Combined Assets in an amount sufficient to pay the value of the Deposit Fund to the Trust in cash in an orderly and expedient manner over a reasonable time period (provided that such liquidation shall be performed in a manner designed to maximize the amount of the Combined Assets to the extent reasonably practicable) but no later than the earlier of (i) the day that is 30 days after the occurrence of the Early Certificate Maturity Event (or, if such day is not a Business Day, on the next Business Day) and (ii) the then-current maturity date of the Senior Securities. Any such liquidation shall be conducted so as to comply with the requirements set forth below in Section 2.8(d). Subject to the provisions of Section 2.8(d), Custodian shall pay the amount of the Deposit Fund to the Trust as follows: (a) first from Assets in the Main Custodial Account, and, if such Assets are insufficient to pay the full amount of the Deposit Fund or otherwise unavailable, then (b) from the Assets in the Supporting Custodial Account. After such payment to the Trust, the Custodian shall transfer the remaining Combined Assets, if any, to Integrity. Nothing herein shall be construed so as to prevent liquidation of the Supporting Custodial Account being effected simultaneously with the liquidation of the Main Custodial Account.

     (b) Upon the occurrence of an Early Funding Agreement Termination Event, Custodian shall not permit any transfer of the Combined Assets (including any withdrawal thereof by Integrity) except as follows: Integrity shall direct Custodian to liquidate the Combined Assets in an amount sufficient to pay the value of the

Deposit Fund to the Trustee in cash in an orderly and expedient manner over a reasonable time period (provided that such liquidation shall be performed in a manner designed to maximize the value of the Combined Assets to the extent reasonably practicable) but in no event later than the then-current maturity date of the Senior Securities. If liquidation has not already commenced, Integrity shall direct Custodian to start, beginning no later than 30 Business Days prior to such maturity date, to liquidate the Combined Assets in an amount sufficient to pay the Deposit Fund in cash. To the extent that by the fifth Business Day prior to such maturity date Integrity has not arranged sales transactions for the purpose of such liquidation, Custodian shall, instead, carry out such liquidation. Any such liquidation shall be conducted so as to comply with the requirements set forth in Section 2.8(d). Provided that prior written approval is received from the Ohio Department of Insurance, Integrity may transfer cash from its general account in lieu of all or part of any amount to be paid to the Trustee and Custodian shall simultaneously transfer to Integrity such of the Combined Assets as Integrity may designate in writing equal in value (as determined by Custodian in accordance with Custodian's then-current pricing procedures) to such amount (I.E., subject to the prior written approval described above, Integrity may engage in a substitution of cash for securities to be liquidated pursuant to a request for a full withdrawal by the Trustee if Integrity so chooses). Subject to the provisions of Section 2.8(d), Custodian shall pay the amount of the Deposit Fund to the Trust as follows: (i) first from Assets in the Main Custodial Account and, if such Assets are insufficient to pay the full amount of the Deposit Fund, then (ii) from the assets in the Supporting Custodial Account. After such payment to the Trust, Custodian shall transfer the remaining Combined Assets, if any, to Integrity. During any such liquidation period, compliance with the Investment Guidelines will be computed by including the value of any cash transferred to the Trust prior to final payment and Integrity shall instruct Custodian to make partial payments (and Custodian shall make any such partial payments requested) of the amount of the Deposit Fund via transfers of cash from time to time as the Combined Assets are converted into cash . Anything in this Section 2.8(b) to the contrary notwithstanding, if, at any time after an Early Funding Agreement Termination Event occurs, an Early Certificate Maturity Event occurs, the provisions of Section 2.8(a) shall thereafter take precedence over the provisions of this Section 2.8(b).

     (c) Any transfers of cash to the Trust pursuant to this Section 2.8 shall reduce the amount of the Deposit Fund by the value of such cash on the date of transfer.

     (d) Any payments to be made by the Trust to holders of Senior Securities shall come from the liquidation of Assets in the Main Custodial Account. Custodian shall assist the Trust in accomplishing this requirement by never commingling any proceeds from the liquidation of Assets in the Main Custodial Account with proceeds from the liquidation of Assets in the Supporting Custodial Account, making payments to the Trust that consist only of the former proceeds or the latter proceeds, as the case may be, and indicating to the Trust the source of any payment made to the Trust.

2.9. Substitutions of Securities. The Trust hereby authorizes Custodian from time to time to release to Customer securities held in the Account, provided, however, that Customer shall simultaneously deliver to Custodian for transfer to the Account cash or securities having a market value (as determined by Custodian) equal to or greater than the then-aggregate market value (as determined by Custodian) of the securities released hereunder, and provided, further, that prior written approval of such transactions has been received from the Ohio Department of Insurance. To effect a substitution hereunder, Customer shall provide Custodian a description of the securities (and a CUSIP number, if applicable) to be released and, if applicable, a description of the securities (and CUSIP number, if applicable) to be substituted therefor.

3. POWERS OF CUSTODIAN. In the performance of its duties hereunder, Custodian shall have the following powers:

3.1. To register any of the Assets in the name of the Customer or in the Custodian's name or in the name of a nominee of Custodian or in the name of the Custodian's agent bank or to hold any of the Assets in unregistered form or in such form as will pass title by delivery, provided that such Assets shall at all times be recorded in Customer's Account hereunder as one of the Assets and provided further that any such designation shall make it clear that the Assets are owned by Customer and held for the benefit of the Trust. In consideration of Custodian's registration of any securities or other property in the name of Custodian or its nominee or agent, Customer agrees to pay on demand to Custodian or to Custodian's nominee or agent the amount of any loss or liability for stockholders' assessments or otherwise, claimed or asserted against Custodian or Custodian's nominee or agent by reason of such registration.

3.2. To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any or all other instruments that may be necessary or appropriate to carry out the duties described and powers granted herein.

3.3. To maintain qualifying Assets in such registered clearing agency or in a Federal Reserve Bank (a "Depository"), as Custodian may select, and to permit such deposited Assets to be registered in the name of Custodian or Custodian's agent or nominee on the records of such Federal Reserve Bank or such registered clearing agency or the nominee of either, and to employ and use securities depositories, clearing agencies, clearance systems, sub-custodians or agents located outside the United States in connection with transactions involving foreign securities, provided that such Assets shall at all times be recorded in Customer's Account herein as one of the Assets and provided further that any such registration shall make it clear that the Assets are owned by Customer and held for the benefit of the Trust.

3.4. To employ agents and to delegate duties to them as it sees fit and to employ or consult with experts, advisors and legal counsel and to rely on information and advice received from such agents, experts, advisors, and legal counsel.

3.5. To perform any and other ministerial acts deemed by Custodian necessary or appropriate to the proper discharge of its duties hereunder.

4. PURCHASES. Subject to the provisions of Section 2.1, upon availability of sufficient funds and receipt of appropriate instructions from Customer, Custodian shall pay for and receive Assets purchased for the Account by or for Customer, payment for which is to be made in the amount specified in such instructions and only upon receipt by Custodian of the Assets in satisfactory form for transfer. Custodian shall have no obligation to confirm the adequacy or fairness of the Assets' purchase price.

5. SALES. Subject to the provisions of Section 2.1, upon receipt of appropriate instructions from Customer, Custodian will deliver Assets held by it as Custodian hereunder and sold by or for Customer against payment to Custodian of the amount specified in such instructions in accordance with the then-current securities industry practices and in form satisfactory to Custodian. Customer acknowledges that the current securities industry practice is delivery of physical securities against later payment on delivery date. Custodian agrees to use its best efforts to obtain payment therefor during the same business day, but Customer confirms its sole assumption of all risks of payment for such deliveries . Custodian may accept checks, whether certified or not, in payment for securities delivered on Customer's instruction, and Customer assumes sole responsibility for the risks of collectibility of such checks. Custodian shall have no obligation to confirm the adequacy or fairness of the Assets' sales price.

6.   SETTLEMENTS.

6.1. Custodian shall provide Customer with settlement of all purchases and sales of Assets in accordance with Custodian's then-prevailing settlement policies, provided that (a) appropriate instructions for purchases and sales are received by Custodian in accordance with Custodian's then-current published instruction deadline schedule, and (b) Custodian has all other information, funds and/or Assets necessary to complete the transaction.

6.2. The Custodian shall not be liable or responsible for or on account of any act or omission of any broker or other agent designated by Customer to purchase or sell securities for the Account of Customer.

7. CORPORATE ACTIONS. In connection with any mandatory conversion of securities included in Assets pursuant to their terms, reorganization, recapitalization, redemption in kind, consolidation, or other exchange transaction that does not require or permit approval by the owner of the affected Assets, Custodian will tender or exchange securities held for other securities, for other securities and cash, or for cash alone.

8. COLLECTIONS. Custodian shall collect all income, principal and other distributions due and payable on securities held either by Custodian or a Depository but shall be under no obligation or duty to take action to effect collection of any amount if the Assets upon which such payment is due are in default, or if payment is refused after due demand and presentation. Custodian shall have no responsibility to notify Customer in the event of such default or refusal to pay, but, if Custodian receives notice of default or refusal to pay from an issuer or transfer agent, Custodian shall so advise Customer promptly. Collections of monies in foreign currency, to the extent possible, are to be converted into United States dollars at customary rates through customary banking channels, including, without limitation, Custodian's own banking facilities, and in accordance with Custodian's prevailing policies for foreign funds repatriation. All risk and expense incident to such foreign collection and conversion is the responsibility of the Account, and Custodian shall have no responsibility for fluctuations in exchange rates affecting such collections or conversion.

9. NO DISCRETIONARY AUTHORITY; STANDARD OF CARE. Customer, Trust and Custodian acknowledge that, except to the extent set forth in any separate instrument signed by the parties with respect to this Agreement, Custodian's duties hereunder do not include any discretionary authority, control or responsibility with respect to the management or disposition of any Asset; that, except as may be provided otherwise herein, Custodian has no authority or responsibility to render investment advice with respect to any Asset; and that Custodian is not a trustee with respect to Customer. In addition, it is agreed that:

9.1. Custodian shall have no duty to make any evaluation or to advise anyone of the suitability or propriety of any action or proposed action of Customer in any particular transaction involving an Asset or the suitability or propriety of retaining any particular investment as an Asset. Custodian shall have no duty or authority to review, question, approve or make inquiries as to any investment instructions given pursuant hereto. Except as otherwise provided herein, Custodian shall be under no duty or obligation to review the securities or other property held in the Account with respect to prudence or diversification.

9.2. Custodian shall not be liable for any loss or diminution of Assets by reason of investment experience or for its actions taken in reliance upon an instruction from Customer.

9.3. Except as specifically provided herein, Custodian shall have no duty or responsibility to monitor or otherwise investigate the actions or omissions of Customer or the Trust.

9.4. Except as otherwise provided herein, in the performance of its services hereunder Custodian shall exercise care similar to that which is standard in its industry and no less care than it would use for supervising its own accounts. In no event shall Custodian be liable for indirect or consequential damages.

Custodian shall only be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by its own actions or omissions and within its reasonable control. No such failure or delay shall give Customer the right to terminate this Agreement, except as provided in Section 15.

10. BOOKS, RECORDS AND ACCOUNTS.

10.1. BOOKS AND RECORDS. Custodian will make and maintain proper books of account and complete records of all Assets and transactions in the Account maintained by Custodian hereunder on behalf of Customer. Custodian will preserve for the periods prescribed by applicable federal or state statute or regulation all records required to be maintained.

10.2. INSPECTIONS. On at least four Business Days' notice, Custodian will make available to and permit inspection during Custodian's regular business hours by Customer and its auditors of all books, records and accounts retained by Custodian (or, to the extent practicable, its agents) in connection with its duties hereunder on behalf of Customer.

10.3.    VALUATION AND INVESTMENT GUIDELINE REPORTS.

     (a) By 3:00 p.m. ET of the last Business Day of each week, and the first Business Day of each month, Custodian will provide Integrity, the Trust, the Rating Agencies and the Liquidity Provider with a written asset valuation report setting forth the market valuation (including, without limitation, accrued interest) of each Asset in the Account as of the close of business on the penultimate Business Day of such week and the last Business Day of such month, respectively.

     (b) On the second Business Day of the week following receipt of each Weekly Valuation, Integrity shall provide Custodian and the then-applicable Liquidity Provider a weekly report certified by a duly authorized representative of Integrity detailing, on a book value basis (in sufficient detail to enable Custodian to verify independently the reasonableness of such report), the compliance of the Combined Assets with the Investment Guidelines as of the penultimate Business Day of the preceding week (other than duration, which shall be provided monthly). In addition, Integrity shall provide Custodian and the then-applicable Liquidity Provider with a monthly report certified by a duly authorized representative of Integrity detailing such compliance on a market value basis as of the last Business Day of the preceding month (in sufficient detail to enable Custodian to verify independently the reasonableness of such report), within 10 Business Days following the end of each calendar month during the term of this Agreement. Integrity shall promptly provide copies of the quarterly and annual financial statements filed with the Ohio Department of Insurance to the Rating Agencies.

10.4. DEPOSIT FUND LIABILITY REPORTS. Integrity shall provide Custodian, the Liquidity Provider, and the Rating Agencies with a report prospectively setting forth the daily amounts of the Deposit Fund for each quarter the Funding Agreement is in effect (in sufficient detail to allow independent verification through recalculation) as soon as practicable following the calculation of such quarter's Index Value (as such term is defined in the Funding Agreement).

10.5.    NOTIFICATION RESPONSIBILITIES.

     (a) The Trust shall or shall cause an agent to notify Custodian, the Trust's Agent, the Remarketing Agent and the Rating Agencies promptly after it becomes aware that an event described in Section 2.7(a) (ii) (C) or (D) has occurred.

     (b) Integrity shall notify Custodian, the Remarketing Agent and the Rating Agencies promptly after it becomes aware that an event described in
Section 207(a)(iii)(A), (a)(iii)(B) or (a)(iii)(C) has occurred.

     (c) Promptly following the occurrence of an Early Certificate Maturity Event, or an Early Funding Agreement Termination Event, Custodian shall notify Integrity, the Trust, the Remarketing Agent and the Rating Agencies in writing of such occurrence.

     (d) Promptly following notification from the Trust of the existence of a Margin Deficit, Custodian will notify Integrity, the Trust, the Liquidity Provider, and the Rating Agencies in writing as to whether such Margin Deficit has been cured by Integrity.

11. INSTRUCTIONS AND DIRECTIONS.

11.1. Custodian shall be deemed to have received appropriate "instructions" or "directions" upon receipt of written instructions or directions or, in the case of cash movement, written (or oral instructions confirmed in writing) or directions, (a) signed or given by any person(s) whose name(s) and signature(s) are listed on the most recent certificate delivered by Customer or the Trust or the Trust's Agent to Custodian which lists those persons authorized to give orders, corrections and instructions in the name of and on behalf of the Customer or the Trust or the Trust's Agent, respectively, or (b) signed or given by any other person(s) duly authorized by Customer or the Trust, respectively, to give instructions or directions to Custodian hereunder or whom Custodian reasonably believes to be so authorized.

11.2. Appropriate instructions or directions shall include instructions or directions sent to Custodian or its agent by letter, memorandum, telegram, cable, telex, telecopy, facsimile, video (CRT) terminal or other "on-line" system, or similar means of communication, or, in the case of cash movement, given orally over the telephone (and confirmed in writing) or in person.

11.3. In the event that Custodian is instructed to deliver Assets to any party other than Customer or Customer's agent pursuant hereto, appropriate instructions shall include, and Customer shall supply, customary transfer documentation as required by such party, and, to the extent that such documentation has not been supplied, Custodian shall not be deemed to have received appropriate instructions.

12. COMPENSATION; SECURITY.

12.1. The Trust shall pay to Custodian fees for its services under this Agreement and shall reimburse Custodian for costs incurred by it hereunder as set forth in Exhibit B hereto.

12.2. If any advance of funds is made by Custodian on behalf of Customer to purchase, or to make payment on or against delivery of securities or there shall arise for whatever reason an overdraft in Customer's account, or if Customer is for any other reason indebted to Custodian, including, but not limited to, any advance of immediately available funds to Customer with respect to payments to be received by Custodian in next-day funds (which Customer acknowledges Customer is liable to repay if Custodian does not receive final payment), Customer agrees to repay Custodian on demand the amount of the advance, overdraft or other indebtedness, and accrued interest at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the Federal Funds effective rate in effect from time to time.

12.3. In the event of an advance of funds by Custodian, or if any overdraft is created by Account transactions, Custodian may directly charge the relevant sub-account of the Account and receive such payment therefrom. In the event that a compensation payment due Custodian is past due by more than 30 days, such amount may be charged to the Supporting Custodial Account and Custodian may receive such payment therefrom and such amount shall be automatically deducted from and reduce the amount of the Deposit Fund allocable to Class B Trust Certificates.

13. CUSTOMER RESPONSIBILITY. Except as provided otherwise herein, Customer shall be responsible for the review of all reports, accountings and other statements provided thereto by the Custodian and shall within 90 days following receipt thereof notify the Custodian of any mistakes, defects or irregularities contained or identified therein, after which time all such matters shall be presumed to be ratified, approved and correct and shall not provide any basis for claim or liability against the Custodian.

14. INDEMNIFICATION. Customer as an entity hereby agrees to indemnify Custodian and its controlling person, officers, directors, employees and agents (each an "Indemnified Party") and hold each Indemnified Party harmless from and against any costs, losses, claims, liabilities, fines, penalties, damages and expenses (including reasonable attorneys' and accountants' fees) (collectively, a "Claim") arising out of (i) Customer's actions or omissions or (ii) Custodian's action taken or omitted hereunder in reliance upon Customer's instructions or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument delivered hereunder to Custodian, reasonably believed by Custodian to be genuine or bearing the signature of a person or persons authorized by Customer to sign, countersign or execute the same; provided, that Customer shall not indemnify an Indemnified Party for any Claim arising from the Indemnified Party's willful misfeasance, bad faith or negligence in the performance of its duties, or reckless disregard or breach of its duties under this Agreement.

15. TERMINATION.

15.1. This Agreement will remain in effect until terminated by Customer or Custodian giving prior written notice to the other parties hereto and the Rating Agencies at least 180 days in advance of the termination date. Customer shall not terminate this Agreement without having first obtained a replacement Custodian which is acceptable to the Trust in its reasonable discretion. In addition, if Customer receives written notice from Custodian of its intent to terminate this Agreement, then Customer and the Trust shall select a mutually agreeable replacement Custodian as soon as reasonably practicable thereafter. In any event, Custodian may not resign or be terminated until an appropriate successor Custodian is selected and assumed its position as successor. No replacement of a Custodian shall be effective if such replacement would cause either of the Rating Agencies to lower or withdraw its then-current rating of the Senior Securities.

15.2. Upon termination of this Agreement, Custodian shall follow such reasonable Customer instructions concerning the transfer of Assets' custody and records; provided, that, unless this Agreement is terminated due to Custodian's breach hereof, (a) Custodian shall have no liability for shipping and insurance costs associated therewith; (b) Custodian shall not be required to make any such delivery or payment until full payment shall have been made by Customer of all liabilities constituting a charge on or against Custodian and until full payment shall have been made to Custodian of all its compensation, costs, including special termination costs, if any, and expenses hereunder; and (c) Custodian shall have been reimbursed for any advances of monies or securities made hereunder to Customer. If any Assets remain in the Account, Custodian may designate Customer as successor Custodian hereunder and deliver the same directly to Customer.

15.3. Upon termination of this Agreement, all obligations of the parties hereunder shall cease, except that all rights and obligations that have accrued to the time of such termination shall survive such termination.

16. BINDING OBLIGATIONS. Customer, Custodian, and the Trust each hereby represents that this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with the terms hereof, subject, as to enforcement of remedies, to applicable bankruptcy and insolvency laws, and to general principles of equity.

17. GENERAL PROVISIONS.

17.1. NOTICES. Except as provided in Section 11, any notice or other communication under this Agreement shall be in writing and shall be considered effective upon receipt if by mail, or on the date of personal delivery (by private messenger, courier service or otherwise) or telex or facsimile, whichever occurs first, to the addresses indicated below. The below addresses and individuals may be changed at any time by an instrument in writing executed by the party giving same and given to the other parties hereto and to the Rating Agencies, in accordance with the procedure set forth above. Notices to any party hereto shall be given to such party at its respective address set forth on the signature pages hereof. Notices to the Rating Agencies shall be given as follows:

If to Moody's, to:

Moody's Investors Service, Inc,
99 Church Street
New York, NY 10007
Attention:  Ann Joyce Holtwick
Phone No.:  (212) 553-4143
Fax No.:    (212) 553-0881

If to Standard & Poor's, to:

Standard & Poor's Ratings Services
25 Broadway
New York, NY 10007
Attention:  Michael K. Vernier
Phone No.:  (212) 208-8832
Fax No.:    (212) 208-0077

17.2. NO TAX RESPONSIBILITY. Notwithstanding any other terms or conditions contained herein, Custodian shall not be responsible for, and Customer does hereby waive all duties or functions of Custodian (imposed by law or otherwise) relating to, the withholding and government deposit of any and all taxes, or amounts with respect thereto, that may be incurred or payable in connection with the Account established hereunder, income or gain realized on Assets held therein or transactions undertaken with respect thereto. Except as required by law in such manner that cannot be delegated to or assumed by Customer, Custodian shall have no re sponsibility to undertake any federal, state, or local tax reporting in connection with Assets, the Account or transactions therein,

17.3. COMPLETE AGREEMENT; MODIFICATION. This Agreement contains a complete statement of all the arrangements among the parties hereto with respect to its subject matter, supersedes all existing agreement(s) among them concerning such subject matter, and cannot be amended or modified in any manner except by a written agreement executed by the parties hereto; provided, however, that subsequent to the initial placement of the Senior Securities, the Investment Guidelines may be amended only at the time of any subsequent remarketing of such Senior Securities upon the mutual agreement of Customer and the then-applicable Liquidity Provider following prior written notice to each of the Rating Agencies disclosing the extent and nature of any such proposed changes to the Investment Guidelines. Notwithstanding the foregoing, if, at any time, Custodian is holding assets or property of Customer pursuant to any other custodial, pledge or agency agreement with Customer (or which Customer has acknowledged in instructions to Custodian) and one or more third parties that involves Custodian's duties or obligations to a third party (which may be affiliates of Custodian) with respect to Assets, the terms and requirements of the other agreement(s) concerning such Assets shall supersede and control the provisions and duties set forth herein. Further notwithstanding the foregoing, any amendments to this Agreement which may affect the rights of the holders of the Senior Securities shall only take effect at the time of a remarketing of such Senior Securities and no amendment shall become effective that would cause either of the Rating Agencies to lower or withdraw its then-current rating of the Senior Securities.

17.4. GOVERNING LAW. This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York.

17.5. ASSIGNMENT. No party may assign any of its rights hereunder without the consent of the other, which consent shall not be unreasonably withheld. The foregoing consent requirement does not apply if either party shall merge or consolidate with or sell substantially all of its assets to another corporation, provided that such other corporation shall assume without qualification or limitation all obligations of that party hereunder either by operation of law or by contract.

17.6. SEPARABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and, if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

17.7. NO THIRD PARTY RIGHTS. In performing its services hereunder, Custodian is acting solely on behalf of Customer and the Trust. No agency, contractual or service relationship shall be deemed to be established hereby between Custodian and any other persons.

17.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts , each of which shall be considered an original, but all of which together shall constitute the same instrument.

17.9. CONFIDENTIALITY. Each party hereto shall hold confidential and not divulge to third parties without the prior written consent of the other parties hereto any information obtained by such party in connection with such party's performance of its duties or obligations under this Agreement, unless either (a) the information was at the time of disclosure to such party or thereafter becomes part of the public domain (but not as a result of acts by such party); or (b) the information was obtained by such party from a third party which did not receive the same, directly or indirectly, from a party hereto and which third party had, to such party's best knowledge and belief, the right to disclose the same. Upon termination of this Agreement, each party shall return to the other parties to this Agreement any and all materials or information of any type supplied to such party by such other parties in respect of this Agreement. Notwithstanding the provisions of this Section 17.9, no party shall be prohibited from producing Account documents or providing Account information as required pursuant to any duly issued summons, subpoena, or court order, or as required by a regulator supervising such party.

17.10. NO PETITION COVENANT. Notwithstanding any prior termination of this Agreement, neither the Custodian nor Integrity nor the Trust's Agent shall, prior to the date which is one year and one day after the payment in full of the Senior Securities and the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or making a general assignment for the benefit of creditors, or ordering the winding up or liquidation of the affairs of the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative as of the date and year first above written.

INTEGRITY LIFE INSURANCE COMPANY
AS AN ENTITY AND FOR THE BENEFIT
OF THE ACCOUNT REFERRED TO ABOVE    FIRST TRUST NATIONAL ASSOCIATION

By: /s/ Daniel R. Gattis            By: /s/ Laurie A. Howard
    -----------------------------       -----------------------------
                                            Laurie A. Howard
Name: /s/ Daniel R. Gattis                  Vice President
      --------------------------

Title: Executive Vice President
       -------------------------

Customer Address:                  Custodian Address:

515 West Market St.,               First Trust National Association
  8th Floor                        180 East Fifth Street, Suite 200
Louisville, KY 40202               St. Paul, MN 55101

Attention: Madison C. McCarty      Attention:  Laurie A. Howard
Phone No.: (502) 582-7945          Phone No.:  (612) 244-0714
Fax No.: (502) 582-7903            Fax No.: (612) 244-5847

                                   BAYERISCHE LANDESBANK
BRAVO TRUST SERIES 1997-1          GIROZENTRALE, ACTING
By:  The Bank of New York,         THROUGH ITS NEW YORK
     Not in its Individual         BRANCH AND AS TRUST'S
     Capacity but as Trustee       AGENT FOR THE TRUST

By: /s/ Cheryl L. Laser            By: /s/ Bert von Stuelpnagel
    -----------------------------     ------------------------------
                                           Bert von Stuelpnagel
Name: CHERYL L. LASER                      Executive Vice President
      ---------------------------          and Manager

Title: Assistant Vice President
       --------------------------
                                   By: /s/ Ron Bertolini
                                      -----------------------------
Trust's Address:                           Ron Bertolini
                                           First Vice President and
101 Barclay Street                          Treasury Manager
Floor 12 East
New York, New York 10286           Trust Agent's Address:

Phone No.: (212) 815-5286          560 Lexington Avenue
Fax No.: (212) 815-5544            17th Floor
                                   New York, New York 10022

                                   Phone No.: (212) 310-9891
                                   Fax No.: (212) 310-9870

                                    EXHIBIT A

                        SHORT-TERM PORTFOLIO GUIDELINES
                   Trust/Integrity Separate Account Portfolio

                                        MIN/MAX.  MAX. PER   MAX. PER
ASSET CLASS                               EXP.     ISSUE      ISSUER
-------------------------------------   -------   --------   --------
U.S. Gov't & Agencies                    0/100%   unlimited   unlimited

Mortgage-backed Securities
     Agency CMOs                          0/50%       5%        15%
     Non-agency CMOs                      0/50%       5%        10%
     Agency Pass Throughs                 0/50%       5%        15%
     Support Tranches                     0/10%       5%        10%

Asset-backed Securities                   0/30%      2.5%       10%
     Auto Loans
     Credit Card Receivables
     Home Equity
     Manufactured Housing

Corporate Debt                            0/60%       5%         5%
     Public Utilities
     Corporate Bonds

144A/Private Placements                   0/30%      2.5%       2.5%

Foreign Debt                              0/20%      2.5%       2.5%
     (U.S. Dollar Denominated only)

Non-Investment Grade Securities            0/3%       1%         1%
     (No lower than BB/NAIC "3"
     rated)

Cash and Cash Equivalents                 0/100%      5%         5%

Non-Speculative Hedging Instruments        0/3%       1%         1%
     (Caps, floors, swaps only)
     (Counterparties must be AA
     rated)
     (Caps & Floors: the lesser of
     purchase cost or market value)
     (Swaps: Absolute Value of the
     Market Value)

SHORT TERM PORTFOLIO GUIDELINES
PAGE TWO

GENERAL

1.   The average effective duration of the portfolio cannot exceed 1.75 years.
2.   The average credit quality of the portfolio cannot be less than AA/NAIC "1"
3. The portfolio cannot contain investments in real estate, direct commercial mortgages, common stocks, leveraged futures or other leveraged/speculative derivatives.
4. Any derivative position must be used for hedging only and must result in the portfolio still being in compliance with all other investment guidelines.

PORTFOLIO OBJECTIVE

Maintain a high quality, liquid, short duration portfolio which generates a consistent and stable return in excess of the liability cost of funds.

AGGREGATE PORTFOLIO RISK PARAMETERS

The average effective duration of the portfolio cannot exceed 1.75 years. The average effective duration is calculated as the weighted average of the effective duration of the individual securities within the portfolio weighted by their respective market values. Effective duration measures the price sensitivity of a security for a given change in interest rates, incorporating any projected variability in the security's cashflows for the stated change in interest rates.

The average credit quality of the portfolio cannot be less than AA/NAIC "1". The average credit quality is calculated as the weighted average of the credit quality of the individual securities within the portfolio weighted by either their respective book values, or market values as appropriate per the custodial arrangement. The individual security credit quality will be as currently evaluated by either Moody's or Standard & Poor's.

The average credit quality is calculated by assigning a numeric value for each rating. For example, the highest quality category of Governments is assigned a value of 2, Agency securities receive a value of 3, Aaa/AAA 4, Aa1/AA+5, Aa2/AA 6, Aa3/AA-7 and so on. If an individual security is evaluated by both Moody's and Standard & Poor's, the lower rating will be used in computing the average. The weighted average numerical value is rounded and translated back to an average credit quality rating, i.e. an average rating of 6.4 would translate to a AA rating, and an average rating of 6.6 would equate to AA-. Based on the above, the average numerical value must be less than or equal to 6.5 to be in compliance with the stated investment guidelines.

                       PERMITTED ASSET CLASSES

U.S. GOVERNMENT AND AGENCY SECURITIES
A debt security issued by the United States Treasury Department or an agency created and sponsored by the United States government.

MORTGAGE-BACKED SECURITIES
Ownership claim in a pool of mortgages or an obligation that is secured by such a pool.

     AGENCY CMOs
     Securitization of a pool of first liens on residential properties backed by GNMA, FNMA or FHLMC into at least two classes or tranches.

     NON-AGENCY CMOs
     Securitization of a pool of first liens on residential mortgages which do not conform to agency (GNMA, FNMA or FHLMC) underwriting guidelines, or a pool of commercial loans into at least two classes or tranches.

     AGENCY PASS THROUGHS
     Securitization of a pool of first liens on residential properties backed by GNMA, FNMA or FHLMC into one class, which pays monthly interest and principal passed directly from the debtor to the investor through an intermediary.

     SUPPORT TRANCHES
     CMO classes that receive principal payments only after scheduled payments have been made on specified PAC, TAC and/or Scheduled bonds for each payment date.

ASSET-BACKED SECURITIES
Securitization of a pool of collateral into at least two classes or tranches. Acceptable collateral includes auto loans, credit card receivables, home-equity loans or manufactured housing loans.

CORPORATE DEBT
Debt which is registered with the SEC and issued by either a corporation or a public utility.

144A
Private unregistered security issued under SEC Rule 144A.

PRIVATE PLACEMENTS
Privately negotiated debt transactions between an issuer and buyer.

FOREIGN DEBT
Debt issued by a legal entity incorporated outside of the United
States. Only U.S. dollar denominated securities are permitted.

NON-INVESTMENT GRADE SECURITIES
A security with a credit quality rating of BB or lower. Only securities currently rated at least BB/NAIC "3" are permitted.

CASH AND CASH EQUIVALENTS
Short-term debt such as listed below, with a stated maturity within 270 days from date of purchase:
           - U.S. Government or agency securities
           - Certificates of deposit
           - Commercial paper

           - Bankers acceptances
           - Repurchase agreements
           - Corporate debt rated AA or better
           - Money market funds
           - Loan participation notes

NON-SPECULATIVE HEDGING INSTRUMENTS
Caps, floors or swaps may only be used as part of a hedging program to explicitly manage the risk profile of the portfolio, and will only be written against specified securities (i.e. caps/floors at lifetime maximums/minimums for ARMs). They may not be used for speculative purposes. This does not imply that all such security structures in the portfolio will be hedged at all times. Credit quality of acceptable counterparties will be AA or better. Caps and floors exposure will be calculated as the lesser of cost or market value. Swap exposure for determining compliance with investment guideline limitations will be calculated as the absolute value of the swap market value. Any such derivative position will be included in the portfolio when determining compliance with all other investment guidelines.

ADDITIONAL DEFINITIONS
Newly issued and TBA securities as well as extended settlements on purchases of permitted securities are explicitly allowed as long as the securities involved otherwise comply with these stated investment guidelines. Such transactions are not considered to be forward contacts.

                            PROHIBITED ASSET CLASSES
The following asset classes are prohibited investments:
          Interest only CMO class
          Principal only CMO class
          Inverse floater CMO class
          Forwards*
          Futures*
          Options*

* Except as explicitly discussed under Permitted Asset Classes.

                                    EXHIBIT B



                            CUSTODIAN FEES AND COSTS

                      FIRST TRUST NATIONAL ASSOCIATION


                      Proposed Fee Schedule For Acting As
                                   Custodian

                              ARM FINANCIAL, INC.

I.   INITIAL FEE:                                                      $5,000

     This fee covers the examination of the Custody Agreement and supporting documents, acceptance, execution and delivery of the Custody Agreement, and establishment of necessary records. It does not include Counsel Fees, if necessary, or any out-of-pocket expenses incurred as a result of the closing.

II.  ANNUAL ADMINISTRATION FEE:
     FIRST $250,000,000                      1.50 BASIS POINTS
     $250,000,000 TO $400,000,000            1.00 BASIS POINTS
     OVER 400,000,000                         .50 BASIS POINTS
     LESS 30% DISCOUNT

     Covers ordinary services of the Custodian for maintaining records, and performing one (1) valuation per week. If daily valuations are required, they will be charged at $5 each.

III. OTHER FEES:

     * Other fees may be charged for additional services depending upon the work involved. Our fee does not include extraordinary services, default administration, secondary disclosure, investment services outside of the CT Treasury and CT Government Money Market Funds, tax reporting, or other duties that maybe mandated by future laws or regulatory agencies. First Trust also reserves the right to charge a fee relating to the termination of the Trust and the final distribution of the property held by the Trust, such fee to be determined at the time of termination.

* For investments in First American CT Treasury or CT Government money market funds, fund expenses will not exceed 60 Basis Points on average daily balances, netted from investment earnings. See enclosed prospectus. Settlement of trades in open market at direction of Obligor per transaction (buy or sell)- $10.00. Free delivery or free receipt of book-entry securities, per transaction - $10.00

* In addition to any other fees described in this schedule and reimbursement for miscellaneous postage, insurance, and other out-of-pocket expenses exclusive of large mailings and as reimbursement for all direct and indirect overhead and cost of operation, an additional charge not to exceed $225 per year.

* All fees are billed quarterly in advance based on the amount outstanding at the beginning of each quarterly billing period. All fees are nonrefundable and will not be prorated in the event of an early termination of the Trust.

* The above fees are subject to document review and periodic review and adjustment (annual increases may be based on the annual CPI).

* 1-1/2% fee charged on amounts over 30 days past due.

Dated: October 1, 1997